SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                           _______________

                               FORM S-8
                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933

                         ARETE INDUSTRIES, INC.
                     fka Travis Industries, Inc.
     (Exact Name of Registrant as Specified in its Charter)

        COLORADO                             84-1063149
_______________________________          ____________________
(State or Other Jurisdiction of          (I.R.S.  Employer
Incorporation or Organization)           Identification No.)

2305 Canyon Blvd., Suite 103, Boulder, Co.         80302
______________________________________          ____________
(Address of Principal Offices)                    (Zip Code)

               1998 Omnibus Stock Option and Incentive Plan
               Outside Directors Compensation Stock Options
              Class A Convertible Preferred Conversion Shares
           Mike Lowe, Jeff Lowe and Greg Lowe Compensation Plan
                Supplementary Compensation Stock Plan
                _______________________________________
                       (Full Title of the Plan)

Thomas P. Raabe, 2305 Canyon Blvd., Suite 103, Boulder, Colorado 80302
           ________________________________________________
              (Name and Address of Agent for Service)

                         (303) 247-1313
              _______________________________________
                (Telephone Number, Including Area Code,
                        of Agent for Service)

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE
FOLLOWING   BOX:      [ X  ]

                        CALCULATION OF REGISTRATION FEE


Title of Each Class            Proposed Maximum  Proposed Maximum   Amount of
of Securities     Amount to be Offering Price    Aggregate          Registration
to be Registered  Registered   Per Share         Offering Price <F1>Fee
Common            50,000,000   $0.0075            $375,000          $105.00

<F1> Calculated based the most recent closing high bid for the common stock of the Company on the NASDAQ OTC Bulletin Board.

                                 PART II
             Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference into this Registration Statement, and made a part hereof:

  (a) The Company's latest annual report, for the fiscal year ended March 31, 1998.

  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of such fiscal year;

  (c)    Not applicable.

Item 4.   Description of Securities.

       Not Applicable

Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

Item 6.     Indemnification of Directors and Officers.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is set forth in the Company's Articles of Incorporation, as amended, in provisions substantially identical to provisions of the Colorado Business Corporation Act, as amended. The Articles of Incorporation provide that control persons, officers and directors shall be indemnified to the fullest extent permitted under such law as it may be amended from time to time. Similarly, as provided in the Colorado Business Corporation Act, the Articles of Incorporation, as amended provide that a director shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or to its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for acts specified under
Section 7-108-401 et. seq. of the Colorado Business Corporation Act (or similar provision under any amendment thereto); or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.     Exemption from Registration Claimed.

     Not Applicable.

Item 8.     Exhibits.

       See - Exhibits and Exhibit Index following the Signature Page hereof.

Item 9.  Undertakings.

      The Undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section
              10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) to include any additional or changed material information with respect to the plan of distribution.
                Except that, with respect to issuers filing a Registration Statement on Form S-8, subparagraphs (i) and (ii) of this paragraph do not apply, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the Issuer under the Exchange Act.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on December 1,1998.


                         REGISTRANT:   ARETE INDUSTRIES, INC.

                                      By: /s/ THOMAS P. RAABE
                                      _________________________
                                      Thomas P. Raabe, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Thomas P. Raabe                   Date: December 1, 1998
__________________________
Chairman, Director
and Principal Executive Officer

/s/ Fred Boethling                     Date: December 1, 1998
____________________________
Director, Principal Financial
and Accounting Officer

/s/  Steven E. Reichert                Date: December 1, 1998
____________________________
Director

                         EXHIBIT INDEX

EXHIBIT NO.  DESCRIPTION                   LOCATION

EX-4          Instruments defining    Incorporated by reference
              Rights of securities    from Form 10-QSB for the period ended
              holders                 September 30, 1998, Exhibit 3, thereof as
                                      filed with the Commission on
                                      November 20, 1998.

EX-5           Opinion re: legality   EX-5



EX-25          Consents of experts    EX-25
               and counsel